Exhibit 99.2

A G R E E M E N T

AGREEMENT, dated this 24th day of May, 2011, by and among Sino Green Land Corporation, a Nevada corporation with offices at Suite 2711A, 27/F, Exchange Tower, 33 Wang Chiu Road, Kowloon Bay, Kowloon, Hong Kong (the “Company”)and the parties named on Exhibit A to this Agreement (the “Contractors,” and each, a “Contractor”)

W I T N E S S E T H:

WHEREAS, the Contractors are providing services to the Company in connection with certain decoration work in a building located at 338 Zengbu Road, Building 3, Yuncheng Fruit Markets Storages A, B, C1, Baiyun District, Guangzhou City (the “Project”), at the request and in accordance with the specifications of the Company; and

WHEREAS, the Contractors are to accept shares of common stock as full payment for the Project

WHEREFORE, the parties do hereby agree as follows:

1. The Contractors have represented to the Company that the estimated cost of the Project is RMB 27,377,468.39.

2. The Company and the Contractors agree that, based on the exchange rate equal to the median price of the USD to RMB buying rate and selling rate published by the People’s Bank of China on April 15, 2011, the estimated cost of the Project in U.S. dollars is $4,192,504 (such cost is subject to verification by the Company), and that, based on a price per share of the Company’s common stock of $0.30, the Company agrees to issue to the Contractors to total of 13,975,012 shares (the “Shares”) of common stock, which shall be issued to the Contractors in the amounts set forth in Exhibit A to this Agreement, and the Contractor accepts the Shares in full payment of any and all obligations that the Company may have to the Contractors with respect to the Project.  The Shares shall be issued as soon as practical after the execution of this Agreement by the Company and the Contractors.

3. Each Contractor hereby severally, and not jointly, represents, warrants, covenants and agrees as follows:

(a) Such Contractor understands that the issuance of the Shares is being made only by means of this Agreement.  Such Contractor understands that the Company has not authorized the use of, and such Contractor confirms that he is not relying upon, any other information, written or oral, other than material contained in this Agreement and in material that has been publicly filed by the Company with the Securities and Exchange Commission (the “Commission”) on or prior to the date of this Agreement.  Such Contractor is aware that the acquisition of the Shares involves a high degree of risk and that such Contractor may sustain, and has the financial ability to sustain, the loss of his entire investment, understands that no assurance can be given that the Company will be profitable in the future, that the Company will need additional financing and that the failure of the Company to raise additional funds when required may have a material adverse effect upon its business.  Such Contractor understands that he is presently unable to publicly sell the Shares pursuant to Rule 144 of the Commission pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and that his ability to sell the Shares in the public market is limited as provided in said Rule 144.  Such Contractor understands that there is no active market in the Common Stock and the Company is not giving any assurance that an active market will ever develop for the Common Stock, as a result of which such Contractor may have difficulty in selling the Shares if and when he may sell the Shares pursuant to Rule 144 or any similar successor rule.  Furthermore, in accepting the Shares as payment for the Project, such Contractor acknowledges that he is not relying upon any projections or any statements of any kind relating to future revenue, earnings, operations or cash flow or acquisitions in accepting the Shares.

(b) Such Contractor represents to the Company that he is an accredited investor within the meaning of Rule 501 of the Commission under the Securities Act and he understands the meaning of the term “accredited investor.” Such Contractor has indicated on the signature page of this Agreement the basis for his status as an accredited investor, based on the definition as set forth in Exhibit B to this Agreement. Such Contractor further represents that such Contractor has such knowledge and experience in financial and business matters as to enable such Contractor to understand the nature and extent of the risks involved in acquiring the Shares. Such Contractor is fully aware that such investments can and sometimes do result in the loss of the entire investment. Such Contractor has engaged his own counsel and accountants to the extent that he deems it necessary.

(c) Such Contractor is not acquiring the Shares as a result of, and will not itself engage in, any “directed selling efforts” (as defined in Regulation S of the Commission under the Securities Act (“Regulation S”)) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of the Shares; provided, however, that such Contractor may sell or otherwise dispose of the Shares pursuant to registration thereof under the Securities Act and any applicable state and provincial securities laws or under an exemption from such registration requirements.

(d) Such Contractor acknowledges and agrees that none of the Shares have been registered under the Securities Act, or under any state securities or “blue sky” laws of any state of the United States, and, unless so registered, may not be offered or sold in the United States or, directly or indirectly, to U.S. Persons, as that term is defined in Regulation S, except in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act, or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and in each case in accordance with applicable state securities laws.

(e) Such Contractor acknowledges and agrees that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act or pursuant to an available exemption from the registration requirements of the Securities Act and in accordance with applicable state and provincial securities laws.

(f) Such Contractor represents and warrants that no broker or finder was involved directly or indirectly in connection with his purchase of the Shares pursuant to this Agreement except as disclosed in writing to the Company. Such Contractor shall indemnify the Company and hold it harmless from and against any manner of loss, liability, damage or expense, including fees and expenses of counsel, resulting from a breach of such Contractor’s warranty contained in this Paragraph 5(f).

(g) Such Contractor understands that he or she has no registration rights with respect to the Shares.

(h) Such Contractor is not a citizen or resident of the United States.

(i) Such Contractor is acquiring the Shares for his or her own account, for investment only and not with a view to resale or distribution and, in particular, it has no intention to distribute either directly or indirectly any of the Shares in the United States or to U.S. Persons, and no other person has a direct or indirect beneficial interest in such Shares.

(j) Such Contractor is not an underwriter of, or dealer in, the common stock of the Company, nor is such Contractor participating, pursuant to a contractual agreement or otherwise, in the distribution of the Shares.

(k) Such Contractor was not induced to invest by any form of general solicitation or general advertising including, but not limited to, the following: (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over the news or radio; and (ii) any seminar or meeting whose attendees were invited by any general solicitation or advertising.

(l) No person has made to such Contractor any written or oral representations:

(i) that any person will resell or repurchase any of the Shares;

(ii) that any person will refund the purchase price of any of the Shares;

(iii) as to the future price or value of any of the Shares; or

(iv) that any of the Shares will be listed and posted for trading on any stock exchange or automated dealer quotation system or that application has been made to list and post any of the Shares of the Company on any stock exchange or automated dealer quotation system

(m) Such Contractor will not transfer any Shares except in compliance with all applicable federal and state securities laws and regulations, and, in such connection, the Company may request an opinion of counsel reasonably acceptable to the Company as to the availability of any exemption.

(n) Such Contractor represents and warrants that the address set forth on the signature page is his true and correct address, and understands that the Company will rely on this representation.

(o) Such Contractor is not an associate of a registered broker-dealer.

(p) Such Contractor acknowledges that the Company has made no representation or warranties except as expressly set forth in this Agreement.

4. The Company represents and warrants to each Contractor as follows:

(a) The issuance of the Shares has been duly authorized by all necessary corporate action and when issued pursuant to this Agreement, the Shares will be duly and validly authorized and issued, fully paid and non-assessable.

(b) The offer, offer for sale, and sale of the Shares has not been registered with the Commission. The Shares are being offered for sale and sold in reliance upon the exemptions from the registration provided by Regulation S of the Commission under the Securities Act, it being understood that the Company will be rely upon the representations of each Contractor in claiming such exemption.

5. All notices provided for in this Agreement shall be in writing signed by the party giving such notice, and delivered personally or sent by overnight courier or messenger against receipt thereof or sent by registered or certified mail (air mail if overseas), return receipt requested or by telecopier or e-mail if receipt of transmission is confirmed by the recipient or if transmission is confirmed by mail as provided in this Section 5. Notices shall be deemed to have been received on the date of receipt. Notices shall be sent to the Company at Sino Green Land Corporation at the address set forth as the beginning of this Agreement to the attention of the person executing this Agreement on behalf of the Company and to each Contractor at his address and telecopier number set forth on the records of the Company. A copy of any notice to the Company shall be sent to Ellenoff Grossman & Schole LLP, 150 East 42nd Street, New York, NY 10017, Attention Asher S. Levitsky P.C., telecopier: (646) 895-7182, e-mail: alevitsky@egsllp.com. Either party may change the address or person to whom notice should be by notice given in the manner set forth in this Section 5.

6. (a) This Agreement constitutes the entire agreement between the parties relating to the subject matter hereof, superseding any and all prior or contemporaneous oral and prior written agreements, understandings and letters of intent. This Agreement may not be modified or amended nor may any right be waived except by a writing which expressly refers to this Agreement, states that it is a modification, amendment or waiver and is signed by all parties with respect to a modification or amendment or the party granting the waiver with respect to a waiver. No course of conduct or dealing and no trade custom or usage shall modify any provisions of this Agreement.

(b) This Agreement and the rights of the parties shall be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State. Each party hereby (i) consent to the exclusive jurisdiction of the United States District Court for the Southern District of New York and state courts of the State and County of New York in any action relating to or arising out of this Agreement, (ii) agrees that any process in any such action may be served upon it either (x) by certified or registered mail, return receipt requested, or by hand delivery or overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon such party in New York City or (y) any other manner of service permitted by law, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto. The parties executing this Agreement agree to waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney’s fees and costs.

(c) In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative only to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(d) References in this Agreement to the male, female or neuter gender shall include the other genders, the singular shall include the plural and the plural shall include the singular.

(e) This Agreement shall be binding upon and inure to the benefit of the parties hereto, and their respective successors and permitted assigns.

(f) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same document.

(g) The various representations, warranties, and covenants set forth in this Agreement or in any other writing delivered in connection therewith shall survive the issuance of the Shares.

Please confirm your agreement with the foregoing by signing this Agreement where indicated.

Very truly yours,

CONTRACTOR:

Signature of Contractor

Name of Contractor [please print]

Name and Title of Signatory [please print]

Fax No. of Contractor

E-mail of Contractor

Name of Holder(s) as it should appear on the Company’s records *

Contractor meets the tests for an accredited investor as set forth in the following Section of Exhibit B                                                   :

Accepted  this      day of             , 2011

SINO GREEN LAND CORPORATION

By:
Name:	Xiong Luo
Title:	Chief Executive Officer and President

Exhibit A

Contractors

Name	ID #	Address	Number of Shares
Dawei Lin	44522419861218511X	No. 5, 5th Xiang, Mei Yuan Wan, Kuiyun Juweihui, Kuitan Town, Huilai County, Guangdong, PRC	4,767,019
Guosheng Zhou	142724198011132315	No. 3 Resident Group, Shibiao Village, Jiaobei Town, Lin Yi County, Shanxi Province, PRC	765,685
Wenzhen Zheng	140821196812090026	No. 3 Resident Group, Shibiao Village, Jiaobei Town, Doushizhuang County, Shanxi Province, PRC	2,552,284
Zhanghui Bin	430423197905234716	Group 6th , No. 22, Zhongdang Village, Futianpu Town, Hengshan Village, Hunan Province, PRC	1,123,005
Huizhu Zhong	445224197909305122	No. 21, Xin Xiang Yi Xiang, Kuitan Town, Huilai County, Guangdong, PRC	4,767,019
Total			13,975,012

Exhibit B

Accredited Investors

A person who meets any one of the following tests is an accredited investor:

(a)           An individual who has a net worth, or joint net worth with each Contractor’s spouse, of at least $1,000,000.

(b)           An individual who had individual income of more than $200,000 (or $300,000 jointly with each Contractor’s spouse) for the past two years, and each Contractor has a reasonable expectation of having income of at least $200,000 (or $300,000 jointly with each Contractor’s spouse) for the current year.

(c)           An officer or director of the Company.